Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

LINKBANCORP, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Aggregate Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, $0.01 par value per share	Other	20,948,972	N/A	$142,635,180	0.00011020	$15,719

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts							$15,719

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$15,719

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A

(1)

The number of shares of common stock, par value $0.01 per share, of LINKBANCORP, Inc. (“LINK” and, such shares, the “LINK common stock”) being registered is based upon (i) the exchange ratio of 1.150 shares of LINK common stock for each share of common stock, par value $0.01 per share, of Partners Bancorp (“Partners” and, such shares, the “Partners common stock”) multiplied by (ii) an estimate of the maximum number of shares of Partners common stock issued and outstanding as of April 6, 2023 or issuable or expected to be exchanged (including in respect of Partners equity awards) in connection with the merger of Partners with and into LINK (the “merger”), which collectively equals 18,216,498.

(2)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”) and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder. The aggregate offering price is (i) the average of the high and low prices of Partners common stock as reported on the NASDAQ Capital Market on April 21, 2023 ($7.83) multiplied by (ii) the estimated maximum number of shares of Partners common stock to be converted in the merger (18,216,498).

(3)	Calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.0001102.